EXHIBIT 99.1

For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
336.316.5664

UNIFI ANNOUNCES RATIONALIZATION PLANS AT ITS RECENTLY ACQUIRED KINSTON OPERATIONS

GREENSBORO, N.C. - October 19, 2004 - Unifi, Inc. (NYSE: UFI) today announced that it will be shutting two production lines and downsizing its recently acquired Kinston, North Carolina facility.  The Company operates four production lines at the facility currently.  The Company expects to close a line in December 2004 and the second line by March 31, 2005.

The Company acquired the Kinston facility on September 30, 2004 in a transaction valued at approximately $22.5 million.  The acquisition resulted in a more vertically integrated base of operations for the Company in the U.S. through the addition of polymer spinning.  As a part of the agreement, the manufacturing alliance between Unifi and INVISTA and all related agreements were terminated.

"At the time we announced this acquisition, we stated that our first priority would be to streamline the product mix and production lines between Kinston and our existing domestic polyester operations to optimize capacity to fit the market," said Bill Lowe, Chief Operating Officer and Chief Financial Officer for Unifi.  "This is one of the first major steps that we are taking quickly to get this operation on track and contributing positively to our operating results.  This is a coordinated effort with our other polyester operations to exit non-profitable business and establish a solid base upon which to build value in the future for our shareholders, bondholders, and employees."

The Kinston facility currently has approximately 740 full-service and contract employees.  The Company estimates that after production ceases on these two production lines that it will employ approximately 250 full-service employees at the site.

The Company will review its plan for the Kinston facility in more detail on its quarterly earnings call scheduled for 3:00 p.m., Thursday, October 21, 2004.

Unifi is one of the world's leading producers and processors of textured yarns.  Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns.  Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery, and sewing thread.  For more information, please visit www.unifi-inc.com.

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Forward-Looking Statements:

Unifi Announces Rationalization Plans At Its Recently Acquired Kinston Operations - Page 2

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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